Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

Strong Subscription and Transaction Bookings Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 8, 2019 – Bottomline Technologies (Nasdaq:EPAY), a leading provider of financial technology that helps make complex business payments simple, smart and secure, today reported financial results for the fourth quarter ended June 30, 2019.

Subscription and transaction revenues were $79.1 million for the fourth quarter, up 11%, or 13% on a constant currency basis, as compared to the fourth quarter of last year. Revenues overall for the fourth quarter were $108.2 million, up 2%, or 3% on a constant currency basis, as compared to the fourth quarter of last year. Constant currency growth is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

GAAP net income for the fourth quarter was $3.6 million, which was 3% of overall revenue. GAAP net income per share was $0.09 in the fourth quarter.

Adjusted EBITDA for the fourth quarter was $25.0 million, which was 23% of overall revenue. Core earnings per share was $0.34 for the fourth quarter. Adjusted EBITDA and core earnings per share are calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

“Bottomline delivered a solid fourth quarter performance,” said Rob Eberle, President and CEO. “We had notable customer wins across our banking and business payments platforms as customers continued to choose Bottomline for innovative and highly secure business payments solutions. Our product strategy and execution are targeted to drive sustained growth for years to come.”

Fiscal 2019 Financial Highlights:

•	Subscription and transaction revenues for the year were $295.6 million, up 13%, or 14% on a constant currency basis from prior year.

•	Revenues overall for the year were $422.0 million, up 7%, or 8% on a constant currency basis from prior year.

•

GAAP net income for the year was $9.4 million compared to a GAAP net income of $9.3 million the prior year. GAAP net income per share was $0.23 in the year compared to a GAAP net income per share of $0.24 in the prior year.

•	Adjusted EBITDA for the year was $100.2 million, up from $93.7 million last year

•	Core earnings per share for the year was $1.35 compared to $1.27 in the prior year.

Fourth Quarter Customer Highlights

•

22 organizations, including one of the largest auto manufacturers, a major athletic shoe and apparel brand, a leading grocer, several hospitals and healthcare providers and two well-known universities, selected Paymode-X to provide AP automation, increase cyber security and earn cash rebates.

•	6 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	5 organizations, including SunPoint Holdings and Aspen Insurance (UK), chose Bottomline’s legal spend management solutions to automate, manage and control their legal spend.

•

Companies such as Helvetische Bank and Crown Agents Bank selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

Fourth Quarter Strategic Corporate Highlights

•

Visa announced its B2B Visa Connect solution in partnership with Bottomline, giving financial institutions the ability to quickly and securely process high-value corporate cross-border payments globally.

•

Announced a new offering to the Bottomline Legal Solutions platform, PartnerSelect – Law Firm Analytics. The new capabilities are designed to help law firms manage carrier relationships and gain insight into case assignments, performance and billing compliance.

•

Released the 2019 B2B Payments and Working Capital Management Strategies Survey. Results show that across the B2B payments landscape, partnering with fintechs will be the strategy of choice for a majority of banks and a growing number of corporates.

•	Announced partnership with Starling Bank to launch the Real Time Payments Express Service to the market, enabling banks and corporates to send and receive payments in real time to any UK bank account.

•	Launched PTX Account Visibility in the UK, a value-add offering that enables corporates to access multiple bank account balances, transactions and statement information in one place.

•	Launched Bottomline’s fourth annual Business Payments Barometer research report, which gauges the pulse of corporate payments across businesses in Great Britain.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with certain debt instruments, global enterprise resource planning (ERP) system implementation and other costs and other non-core or non-recurring benefits or expenses that may arise from time to time.

Non-core charges associated with our debt instruments consist of amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net income for the three and twelve months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
GAAP net income	$3,557	$11,483	$9,432	$9,328
Amortization of acquisition-related intangible assets	5,527	5,368	21,336	22,076
Stock-based compensation plan expense	9,789	9,068	41,695	34,200
Acquisition and integration-related expenses	1,682	968	4,648	2,564
Restructuring expense (benefit)	(82)	19	1,881	1,495
Minimum pension liability adjustments	512	(11)	264	24
Amortization of debt issuance and debt discount costs	103	109	414	6,502
Legal settlement	—	1,269	—	1,269
Global ERP system implementation and other costs	285	1,457	3,395	6,430
Other non-core expense (benefit) (1)	550	(3,850)	550	(3,850)
Gain on sale of investment	(7,362)	(2,419)	(7,599)	(2,419)
Non-recurring tax benefit (2)	—	(3,637)	—	(8,039)
Tax effects on non-GAAP income	(187)	(5,659)	(19,848)	(19,694)

Core net income	$14,374	$14,165	$56,168	$49,886

(1)

Consists of non-core expenses and benefits that arise from time to time. The non-core benefit for the three and twelve months ending June 30, 2018 relates primarily to non-recurring other income of $3.7 million recorded in connection with an investment sale.

(2)

The non-recurring tax benefit in the three and twelve months ended June 30, 2018 reflects the net tax benefit recorded as a result of the U.S. Tax Cuts and Jobs Act, principally from the revaluation of U.S.-based deferred tax liabilities.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net income per share for the three and twelve months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
GAAP diluted net income per share	$0.09	$0.28	$0.23	$0.24
Plus:
Amortization of acquisition-related intangible assets	0.13	0.13	0.51	0.56
Stock-based compensation plan expense	0.23	0.23	1.00	0.87
Acquisition and integration-related expenses	0.04	0.03	0.11	0.06
Restructuring expense	—	—	0.05	0.04
Global ERP system implementation and other costs	0.01	0.04	0.08	0.16
Other non-core expense (benefit)	0.01	(0.10)	0.01	(0.10)
Minimum pension liability adjustments	0.01	—	0.01	—
Gain on sale of investment	(0.17)	(0.06)	(0.18)	(0.06)
Amortization of debt issuance and debt discount costs	—	—	0.01	0.17
Legal settlement	—	0.03	—	0.03
Non-recurring tax benefit	—	(0.09)	—	(0.20)
Tax effects on non-GAAP income	(0.01)	(0.14)	(0.48)	(0.50)

Diluted core earnings per share	$0.34	$0.35	$1.35	$1.27

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net income per share for the three and twelve months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Core net income	$14,374	$14,165	$56,168	$49,886

Denominator:
Weighted average shares used in computing basic net income per share for GAAP	41,214	38,743	40,612	38,227
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, warrants, restricted stock awards and employee stock purchase plan) (1)	599	1,573	1,079	1,099

Weighted average shares used in computing diluted core earnings per share	41,813	40,316	41,691	39,326

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended June 30,		% Increase
	2019	2018	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscription and transaction Revenues	$79,075	$71,084	11%	2%	13%
Total Revenues	108,241	106,469	2%	1%	3%

	Twelve Months Ended June 30,		% Increase
	2019	2018	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscription and transaction Revenues	$295,633	$262,363	13%	1%	14%
Total Revenues	421,962	394,096	7%	1%	8%

(1)

Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net income for the three and twelve months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
GAAP net income	$3,557	$11,483	$9,432	$9,328
Adjustments:
Other expense (income), net (1)	(6,514)	(4,582)	(3,417)	4,706
Income tax provision (benefit)	3,566	(4,172)	(2,538)	(8,203)
Depreciation and amortization	6,144	5,356	22,911	19,994
Amortization of acquisition-related intangible assets	5,527	5,368	21,336	22,076
Stock-based compensation plan expense	9,789	9,068	41,695	34,200
Acquisition and integration-related expenses	1,682	968	4,648	2,564
Restructuring expense (benefit)	(82)	19	1,881	1,495
Minimum pension liability adjustments	512	(11)	264	24
Legal settlement	—	1,269	—	1,269
Global ERP system implementation and other costs	285	1,457	3,395	6,430
Other non-core expense (benefit)	550	(150)	550	(150)

Adjusted EBITDA	$25,016	$26,073	$100,157	$93,733

(1)

On July 1, 2018, we adopted an accounting standard update that changes the classification of certain pension related items. Accordingly, pension related benefits of approximately $0.2 million and $0.7 million were reclassified from income from operations to other expense, net for the three and twelve months ended June 30, 2018, respectively, in our consolidated statement of operations. For purposes of the reconciliation of adjusted EBITDA, we have presented pension related adjustments discretely, not as a component of other expense, net.

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net income as a percent of revenue to adjusted EBITDA as a percent of revenue for the three and twelve months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
GAAP net income as a percent of revenue	3%	11%	2%	2%
Adjustments:
Other expense (income), net	(6%)	(4%)	(1%)	1%
Income tax provision (benefit)	3%	(4%)	(1%)	(2%)
Depreciation and amortization	6%	5%	6%	5%
Amortization of acquisition-related intangible assets	5%	5%	5%	6%
Stock-based compensation plan expense	9%	8%	10%	8%
Acquisition and integration-related expenses	2%	1%	1%	1%
Restructuring expense	0%	0%	1%	0%
Global ERP system implementation and other costs	0%	1%	1%	2%
Other non-core expense	1%	0%	0%	0%
Legal settlement	0%	1%	0%	1%

Adjusted EBITDA as a percent of revenue	23%	24%	24%	24%

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on us for state of the art domestic and international payments, efficient cash management, payment processing, bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2018 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Subscriptions and transactions	$79,075	$71,084	$295,633	$262,363
Software licenses	2,410	2,158	16,389	10,277
Service and maintenance	25,848	29,675	105,895	114,926
Other	908	3,552	4,045	6,530

Total revenues	108,241	106,469	421,962	394,096
Cost of revenues:
Subscriptions and transactions	32,823	31,672	127,467	117,076
Software licenses	256	183	923	815
Service and maintenance	13,116	13,324	51,168	52,519
Other	700	734	3,161	3,032

Total cost of revenues	46,895	45,913	182,719	173,442

Gross profit	61,346	60,556	239,243	220,654
Operating expenses:
Sales and marketing	24,493	22,840	95,265	86,095
Product development and engineering	17,097	15,519	67,364	57,500
General and administrative	13,255	14,280	52,199	49,869
Amortization of acquisition-related intangible assets	5,527	5,368	21,336	22,076

Total operating expenses	60,372	58,007	236,164	215,540

Income from operations	974	2,549	3,079	5,114
Other income (expense), net	6,149	4,762	3,815	(3,989)

Income before income taxes	7,123	7,311	6,894	1,125
Income tax benefit (provision)	(3,566)	4,172	2,538	8,203

Net income	$3,557	$11,483	$9,432	$9,328
Net income per share:
Basic	$0.09	$0.30	$0.23	$0.24

Diluted	$0.09	$0.28	$0.23	$0.24

Shares used in computing net income per share:
Basic	41,214	38,743	40,612	38,227

Diluted	41,813	40,316	41,691	39,326

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	June 30,
	2019	2018
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$99,705	$131,872
Cash and cash equivalents, held for customers	5,637	2,753
Accounts receivable	77,285	74,305
Other current assets	30,434	19,781

Total current assets	213,061	228,711
Property and equipment, net	54,541	28,895
Goodwill and intangible assets, net	374,450	361,809
Other assets	27,177	16,553

Total assets	$669,229	$635,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,947	$10,251
Accrued expenses and other current liabilities	33,945	34,994
Customer account liabilities	5,637	2,753
Deferred revenue	75,097	75,356

Total current liabilities	125,626	123,354
Borrowings under credit facility	110,000	150,000
Deferred revenue, non-current	17,062	23,371
Deferred income taxes	10,345	8,367
Other liabilities	26,819	19,944

Total liabilities	289,852	325,036
Stockholders’ equity
Common stock	47	45
Additional paid-in-capital	721,438	678,549
Accumulated other comprehensive loss	(43,593)	(30,633)
Treasury stock	(127,095)	(129,914)
Accumulated deficit	(171,420)	(207,115)

Total stockholders’ equity	379,377	310,932

Total liabilities and stockholders’ equity	$669,229	$635,968